Exhibit F

         PLEDGE AND SECURITY AGREEMENT, dated as of May 5, 1999, between MASANORI MOCHIDA (the "Pledgor") and THE GOLDMAN SACHS GROUP, L.P., its successors and assigns (the "Secured Party").

                                   WITNESSETH:

         WHEREAS, pursuant to a promissory note (the "Note"), dated May 5, 1999 the Pledgor has borrowed from the Secured Party the principal amount of $825,000; and

         WHEREAS, the Pledgor has agreed to secure its obligations under the Note pursuant to this Pledge and Security Agreement; and

         WHEREAS, the terms "Security Entitlement", "Control", "Proceeds" and "Securities Intermediary" shall have the respective meanings ascribed to them in the New York Uniform Commercial Code (the "NYUCC");

         NOW THEREFORE, the parties hereto agree as follows:

         1. Pledgor's Grant of Security Interest in Collateral.

         For value received and to induce the Secured Party to make the loan evidenced by the Note, Pledgor hereby grants to the Secured Party, as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all present and future obligations and liabilities of all kinds of Pledgor to the Secured Party which arise under, out of, or in connection with the Note or this Pledge and Security Agreement (collectively referred to as the "Obligations"), a security interest in the following described property (collectively referred to as the "Collateral"):

         (a) 135,428 shares of the common stock of The Goldman Sachs Group, Inc. and any other shares of such common stock from time to time delivered to the Secured Party by the Pledgor to be held pursuant to this Agreement (together, the "Shares"), all of the certificates representing or evidencing such Shares, any interest therein and any other property at any time and from time to time received, receivable or otherwise distributed or distributable in the future in respect of or in exchange for such Shares;

together with


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         (b) their Proceeds and all collateral security and guarantees given by any person with respect to the foregoing, whether now or hereafter owned by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any interest.

         The Pledgor hereby agrees irrevocably and unconditionally to deliver to the Secured Party 135,428 Shares as soon after the closing of the initial public offering of shares of common stock of The Goldman Sachs Group, Inc. as such shares become legally available to be pledged hereunder, but in any event no later than six months after the closing of such initial public offering, whereupon the security interest in favor of the Secured Party shall attach and be perfected.

         The Pledgor agrees that within two business days after receipt of notice from the Secured Party that the fair market value of the Shares is less than 150% of the principal plus accrued interest outstanding under the Note to deliver additional Shares to be held pursuant to this Pledge and Security Agreement so that after giving effect to the pledge of such Shares, the fair market value of the pledged Shares shall be not less than 150% of the principal plus accrued interest outstanding under the Note.

         2. Delivery of Collateral.

         All certificates and cash representing or evidencing the Collateral shall be accompanied by duly executed instruments of transfer or assignments in blank, with signatures appropriately guaranteed, shall be in a form and manner sufficient to create a perfected first priority security interest therein in favor of the Secured Party and otherwise shall be in form and substance satisfactory to the Secured Party and shall be delivered to, or otherwise come under the Control, as defined in Section 9-115(1)(e) of the NYUCC, of, the Secured Party or held by a Securities Intermediary for the benefit of the Secured Party.

         3. Covenants and Agreements of Pledgor.

         Pledgor covenants and agrees that:

         (a) Pledgor will not enter into or execute any security agreement or any financing statement covering the Collateral, other than financing statements in favor of the Secured Party hereunder, and Pledgor will not consent to the filing in any public office of any financing statement or statements (or any documents or papers filed as such) covering the Collateral, other than financing statements in favor of the Secured Party hereunder; and

         (b) Pledgor authorizes the Secured Party to file, in its discretion, in jurisdictions where this authorization will be given effect, a financing statement signed only


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by the Secured Party covering the Collateral, and hereby appoints the Secured
Party as the Pledgor's attorney-in-fact to sign and file any such financing statements covering the Collateral. At the request of the Secured Party, the Pledgor will join the Secured Party in executing such documents as the Secured Party may determine from time to time to be necessary or desirable under provisions of any applicable Uniform Commercial Code in effect where the Collateral is located or where the Pledgor conducts business; without limiting the generality of the foregoing, the Pledgor agrees to join the Secured Party, at the Secured Party's request, in executing one or more financing statements in form satisfactory to the Secured Party. In connection with the foregoing, it is agreed and understood between the parties hereto (and the Secured Party is hereby authorized to carry out and implement this agreement and understanding) that the Secured Party may, at any time or times, file as a financing statement any counterpart, copy or reproduction of this Pledge and Security Agreement.

         4. Rights of the Secured Party Related to Collateral.

         (a) The Secured Party may from time to time:

             (i) transfer, or cause to be transferred, any of the Collateral into the name of the Secured Party or its nominee;

             (ii) notify parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder;

            (iii) enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto; close any position and settle any contract; and exercise any and all rights of conversion, exchange, subscription and any other rights of Pledgor in any of the Collateral, except as hereinafter provided with respect to income from or interest or distributions on the Collateral; or

             (iv) take possession or control of any proceeds of the Collateral and apply the same to the satisfaction of the Obligations;

         All without liability, except to account for any property actually received by it; provided, however, that the Secured Party shall be under no duty to exercise or perform, as the case may be, any of the foregoing.

         (b) All cash distributions on the Collateral prior to the occurrence of an Event of Default (as defined in the Note) shall be paid to the Pledgor, and after an Event


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of Default all such amounts and all other income from or interest or other distributions on the related Collateral shall be treated in accordance with
Section 6(b), and if Pledgor receives any such income or interest or other distributions, the same shall be held by Pledgor in trust for the Secured Party in the same medium in which received, shall not be commingled with any other assets of Pledgor and shall be delivered to the Secured Party as Collateral in accordance with the provisions of this Pledge and Security Agreement in the form received, properly endorsed to permit collection, not later than the next business day following the day of its receipt.

         5. Further Assurances; Secured Party as Agent.

         Pledgor agrees to take such actions and to execute such stock or bond powers and such other or different writings as the Secured Party may request (and irrevocably authorizes the Secured Party to execute such writings as Pledgor's agent and attorney-in-fact) further to perfect, confirm and assure the Secured Party's perfected first priority security interest in the Collateral and to assist the Secured Party's realization thereon including, without limitation, the right to receive, indorse, and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof.

         6. Rights and Remedies of the Secured Party Upon Default.

         Following the occurrence and during the continuance of an Event of Default (as defined in the Note) (a "Default"):

         (a) the Secured Party shall have and, to the extent permitted by law, may exercise any and all of the rights and remedies of a secured party under the NYUCC, and as otherwise granted herein or under any other applicable law or under any other agreement now or hereafter in effect executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the related Collateral and any part or parts thereof in any manner authorized or permitted under the NYUCC after default by a debtor, and to apply the proceeds thereof toward satisfaction of any costs and expenses and attorneys' fees and expenses thereby incurred by the Secured Party and toward satisfaction of the related Obligations in such order or manner as the Secured Party may elect. Specifically and without limiting the foregoing, the Secured Party shall have the right to take possession of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of Pledgor or in Pledgor's possession or control relating to the Collateral. To the extent permitted by law, and except as expressly provided herein, Pledgor expressly waives any notice of sale or other disposition of the related Collateral and all other rights or remedies of Pledgor or formalities prescribed by law relative to sale or disposition of the related Collateral or exercise of any other right or remedy of the


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Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Pledgor agrees that if such notice is given in the manner provided in Section 8 hereof at least two (2) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice;

         (b) all dividends, payments of interest and other distributions of every character made upon or in respect of the Collateral or any part thereof shall be paid directly to and shall be held by the Secured Party as Collateral pledged under and subject to this Pledge and Security Agreement; and

         (c) all rights to marshaling of assets of Pledgor are hereby waived by Pledgor.

         7. Absolute Interest.

         (a) All rights of the Secured Party hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement or instrument to which Pledgor is or may be a party, (iii) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or any consent to or departure from any guarantee, for all or any of the Obligations or (iv) any other circumstance which might constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or this Pledge and Security Agreement.

         (b) This Pledge and Security Agreement shall not be construed as relieving Pledgor from full liability on the Obligations and any and all future and other indebtedness secured hereby and for any deficiency thereon.

         (c) All powers, authorizations and agencies herein contained with respect to the Collateral are irrevocable and coupled with an interest.

         8. Notices.

         Any communication, notice or demand to be given to any party hereunder shall be duly given if delivered or mailed by certified or registered mail to such party at its address set forth on the signature page hereof, or such other address as shall be designated by such party hereto to the other party hereto in a written notice delivered in accordance with the terms hereof.


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         9. No Waiver; Cumulative Rights.

         No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Secured Party from time to time.

         10. Governing Law.

         This Pledge and Security Agreement shall be governed by, and constituted in accordance with, the laws of the State of New York applicable to contracts made or to be enforced in such State.

         11. Consent to Jurisdiction.

         Any judicial proceeding with respect to this Pledge and Security Agreement may be brought by either party hereto in any court of competent jurisdiction in the City of New York, and, by its execution and delivery of this Pledge and Security Agreement, each party (a) accepts, generally and unconditionally, the jurisdiction of such courts and irrevocably agrees to be bound by any judgment rendered thereby and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any suit, action or proceeding brought in such a court or that such a court is an inconvenient forum.

         Each party consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 8. The Pledgor hereby appoints CT Corporation System at 1633 Broadway, New York, New York 10019, to act as Pledgor's agent to receive, accept and acknowledge for and on Pledgor's behalf, service of any and all legal processes, summons, notices and documents which may be served in any such action or proceeding. Nothing herein shall affect the right of either party to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings against the other party in the courts of any other jurisdiction.



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         13. Execution in Counterparts.

         This Pledge and Security Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Pledge and Security Agreement to be duly executed as of the date first above written.


                                        ---------------------------------------
                                        MASANORI MOCHIDA

                                        Address:  Windsor House 402
                                                  50807, Shiroganedai
                                                  Minato-ku, Tokyo 108
                                                  Japan


                                        THE GOLDMAN SACHS GROUP, L.P.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        Address:  85 Broad Street
                                                  New York, New York, 10004
                                                  Attn.: Mark Varous



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